Exhibit 99.1
SELECTICA RECEIVES NASDAQ NOTICE REGARDING DELAYED FILING OF FORM 10-Q FOR FISCAL QUARTER
ENDED DECEMBER 31, 2006
San Jose, Calif. — February 23, 2007 — Selectica (NASDAQ: SLTC) today announced that, on February 15, 2007, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that Selectica is not in compliance with the continued listing requirements of Nasdaq’s Marketplace Rule 4310(c)(14). The letter was issued in accordance with Nasdaq regulations because of the Company’s failure to timely file with the Securities and Exchange Commission (the “SEC”) its quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2006. Selectica had previously announced that it is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company had not timely filed its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2006.
As previously announced, Selectica’s Board of Directors has formed a Special Committee to conduct a voluntarily review of its historical stock option grants. As a result of this ongoing review of stock option granting practices, the Company has delayed filing its quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2006 and December 31, 2006. The Company intends to file such quarterly reports on Form 10-Q with the SEC as soon as possible after the completion of the independent review of past stock option granting practices.
As previously announced, as a result of not timely filing the Form 10-Q for the quarter ended September 30, 2006, the Company received a notice in November 2006 from Nasdaq that it is not in compliance with the Nasdaq’s marketplace rules, which could result in delisting from Nasdaq. The Company requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) for continued listing on the Nasdaq National Market, and the hearing was held on January 18, 2007. At the hearing, the Company informed the Panel that the Company would be delinquent in the filing of its Form 10-Q for the fiscal quarter ended December 31, 2006.
On February 8, 2007, the Panel notified the Company that the Panel has determined to continue the Company’s listing subject to the filing by May 9, 2007 of its Form 10-Q for the quarter ended September 30, 2006 and any required restatements, communication with the Panel about the results of the investigation by a special committee of the Company’s Board of Directors in the Company’s historical stock option granting practices, and compliance with all other requirements for continued listing on Nasdaq. The Company intends to present promptly its views to the Panel with respect to the Company’s delayed filing of Form 10-Q for the fiscal quarter ended December 31, 2006. The Company’s common stock currently remains listed on Nasdaq.
About Selectica, Inc.
Founded in 1996, Selectica (Nasdaq: SLTC — News) provides its customers with Enterprise Contract Lifecycle Management solutions that improve financial performance by focusing on revenue optimization.
Selectica customers represent leaders in manufacturing, technology, healthcare and telecommunications, including: ABB, Alcoa, Applied Bio Systems, Bell Canada, Cisco, General Electric, Fireman’s Fund Insurance Company, Hitachi, International Paper, Juniper Networks, Rockwell Automation, Seton Hospital, Tellabs, Time Warner, Triad Hospitals and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.

Contact:	Tony Rossi, Financial Relations Board for Selectica
310-854-8317, trossi@financialrelationsboard.com
Forward Looking Statements
The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Selectica’s and its customers’ expectations, beliefs, hopes, intentions or strategies regarding the future and expectations regarding performance improvements or increases in sales attributable to Selectica’s existing and new products. All forward-looking statements included in this release are based upon information available to Selectica as of the date hereof, and Selectica assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, (i) market and customer acceptance of new products of Selectica, including the on-demand contract management and sales execution products and the applications developed with joint venture partners, (ii) the success of the ongoing restructuring of Selectica’s operations, (iii) the conclusions resulting from the independent review of the Company’s past stock option granting practices, (iv) the Company’s inability to file periodic reports in accordance with the Securities Exchange Act of 1934, (iv) the inability of the Company to avoid delisting from the Nasdaq Stock Market due to non-compliance with Marketplace rules, (v) and potential regulatory inquiries and litigation relating to the review of past stock granting practices and any related restatement of the Company’s financial statements and (vi) other factors and risks discussed in Selectica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and in other reports filed by Selectica with the Securities and Exchange Commission.
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